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THISTLE GROUP HOLDINGS, CO.
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(Name of Registrant as Specified In Its Charter)

Jewelcor Management, Inc.
100 N. Wilkes-Barre Blvd., 4th Floor
Wilkes-Barre, PA 18702

(Name of Person(s) filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE
For Information Contact:  Jeffrey Unger (561) 672-4713
Source:  Jewelcor Management, Inc.

ISS Recommends a Vote "FOR" The Director Nominees
 Proposed by The Committee to Maximize Shareholder Value

WILKES-BARRE, PA - - April 3, 2002 - - The Committee to Maximize Shareholder Value (the "Committee") announced today that
Institutional Shareholder Services ("ISS") has recommended to its clients that stockholders of Thistle Group Holdings, Co. ("Thistle") (NASDAQ: THTL)vote the BLUE Proxy Card "FOR" the Committee's slate of director nominees at Thistle's 2002 Annual Meeting of Stockholders, which will be held on Wednesday, April 17, 2002 at 9:30 a.m. at Williamson's Restaurant, One Belmont Avenue, Bala Cynwyd, Pennsylvania.

ISS is widely recognized as the leading independent proxy advisory firm in the nation. Their work is relied upon by hundreds of major institutional investment firms, mutual funds and other fiduciaries throughout the country.

In recommending that its clients vote the Blue Proxy Card "FOR" the Committee's nominees, ISS concluded, "that all shareholders will benefit from the addition of the dissident nominees."

The Committee is pleased that ISS, a truly independent expert, recognizes the value to all shareholders by adding Seymour Holtzman and James A. Mitarotonda to Thistle's Board of Directors.

ISS said, "While management has the right to disagree with the dissident's claim that the bank should be sold, it does not have the right to silence the voices of the dissident shareholders. Actions such as rescheduling the annual meeting and changing the company's bylaws shortly after the announcement of the dissident slate give the impression that management is entrenched and is not willing to consider alternatives to their business plan."

The ISS report concluded that, "the request of the dissidents to hire an investment banker to explore strategic alternatives is not extravagant."

The Committee has One Goal - to hire an investment banker and sell the Bank to the highest bidder. Mr. Holtzman said, " the Company has a good franchise in a great community and I am sure there are larger financial institutions who would be interested in acquiring the Company."

ISS further stated, "Mr. Holtzman has had previous experience with working as a dissident director on the board of various companies. As a result, the dissident nominees can offer a fresh perspective to the Company."

Mr. Mitarotonda said, "we are gratified that after careful consideration, a neutral and experienced outside observer acknowledges the Committee's proposals to hire an investment banker and add qualified outside directors."

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